EXHIBIT 4.19






November 22, 1996





	RE:	Subscription Letter Agreement (the "Agreement") for The purchase of Convertible Secured Debenture Issued Pursuant to an Exemption from Registration


Gentlemen:

	The AppleTree Companies, Inc., a Delaware corporation (the "Company"), has been advised that you have indicated a desire to purchase a Convetible Secured Debenture from the Company. Accordingly, the Company hereby offers to sell to you as the "Purchaser" (described below), and Purchaser does hereby accept
such offer as to $         ("Price"), on the terms conditions, representations
and covenants as set forth herein.


PART I

	Inasmuch as this constitutes a sale of securities which is governed and regulated by various federal and state regulations, the Purchaser is making certain representations upon which the Company will rely in selling you the Debenture. As Purchaser, you acknowledge that you are a stockholder in the Company and that no offering circular, private placement memorandum or other disclosure document containing matters relating to the Debenture has been previously furnished or will be furnished to you. However, you acknowledge and understand the following: all material risks involving the sale of the Debenture; the business of the Company; the description of the Purchaser set forth below is true and correct, a description of the assets and liabilities of the Company set forth on its financial statements which are a part of its most recent 10-QSB, etc.; and, that the Company has given you the opportunity to review all of the books and records of the Company, including the Company's most recent Form 10-KSB, Form 10-QSB, and all other SEC filings; and such other information and documents as the Purchaser may request. The Purchaser makes the following representations to the Company as to the sale of the
Debenture:


	1.
	All of the foregoing is correct;


	2.
	The Debenture is suitable only for sophisticated investors and are being offered and sold under the exemption provided under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder;


	3.
	If the Purchaser is a corporation or other entity described below, it is in good standing, under the laws of the state of its incorporation and all board resolutions and authorizations necessary to undertake this transaction, have been authorized to execute this document;


	4.
	That Purchaser has been represented or have had the opportunity to consult with legal counsel, tax counsel, tax advisors, accountants and others, to the extent necessary concerning this transaction, and such representation has included an examination or an opportunity to examine all applicable documents, including tax, financial, accounting and securities aspects as to the Debenture.


	5.
	Purchaser has further represented that the Debenture has not been registered under the Securities Act of 1933 (the "Act") nor pursuant to the provisions of the securities or other laws of any other applicable jurisdiction, but are sold in reliance upon the exemptions for private offerings contained in
Section 4(2) of the Act and Regulation D promulgated thereunder and such other jurisdictions.  You are fully aware of the restrictions on sale, transferability and assignment of the debentures and that you must bear the economic risks of the investment in the Debentures for an indefinite period of time because the Debentures or underlying Shares have not been registered under the Act.  Thus, the Debentures cannot be offered or sold unless they are subsequently registered under the Act or an exemption from registration is available.  The Company does hereby grant to you a right to "piggyback" the underlying Shares in any registration of stock by the Company or on behalf of selling stockholders.


	6.
	Purchaser further agrees that the certificates representing the shares will be inscribed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION OR UNLESS PURSUANT TO AN EXEMPTION THEREFROM.

	7.
	The Purchaser acknowledges that no person is authorized to make any representation which is not in conformity with the information contained herein, and any such representation shall not and should not be relied upon by you.

PART II

	The Company warrants and represents that the Debentures are duly authorized and validly issued and are non-assessable, and that the board has approved the issuance of the Debentures.

	Please review this document carefully and after you have done so as well as all material matters in the manner set forth above, please execute this agreement in the space set forth below.




	Very truly yours,



	THE APPLETREE COMPANIES, INC.


                                          ------------------------------------



	John W. Donlevy



	President

The undersigned hereby acknowledges the terms, conditions, representations, and covenants as set forth above and agrees to accept the offer and subscribe
for $         of Convertible Secured Debenture.

                                          -----------------------------------
                                          NAME OF PURCHASER


                                          -----------------------------------
                                          Signature

	If Purchaser is not an individual, the
following information is furnished:

	1.	The Purchaser is a
                                    (describe entity)

	2.	The Purchaser is governed by the laws
of                           , and is
in good standing under such law.

	3.
                                    ---------------------------------------
		Print name of person signing on behalf
of Purchaser


	4.
                                    ---------------------------------------
		Print title of person signing on behalf
of Purchaser

	5.
                                    --------------------------------------
		Provide Social Security No. or
		Taxpayer Identification No.